SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION STATEMENT OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
THE SECURITIES ACT OF 1934

The Goldman Sachs Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4019460
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

85 Broad Street	10004
New York, New York	(Zip Code)
(Address of Principal Executive Offices)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-128461
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which
Each Class is to be Registered

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.20% Non-Cumulative Preferred Stock, Series B	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to Be Registered
Item 2. Exhibits
SIGNATURE
EX-3: CERTIFICATE OF DESIGNATIONS - SERIES B PREFERRED STOCK
EX-4: CERTIFICATE OF DESIGNATIONS - SERIES C PREFERRED STOCK
EX-5: DEPOSIT AGREEMENT
EX-6: FORM OF CERTIFICATE REPRESENTING SERIES B PREFERRED STOCK
EX-7: FORM OF CERTIFICATE REPRESENTING SERIES C PREFERRED STOCK

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to Be Registered
          The description of the 6.20% Non-Cumulative Preferred Stock, Series B, par value $0.01 per share and $25,000 liquidation preference per share (the “Series B Preferred Stock”) of The Goldman Sachs Group, Inc. (the “Registrant”) and the description of the Registrant’s Depositary Shares, each representing a 1/1,000th ownership interest in a share of Series B Preferred Stock, each to be registered hereunder, is contained in the sections captioned (i) “Description of Preferred Stock We May Offer” in the Registrant’s Prospectus, dated October 3, 2005, included in the Registrant’s registration statement on Form S-3 (File No. 333-128461) and (ii) “Description of Series B Preferred Stock” and “Description of Depositary Shares”, each in the Registrant’s Prospectus Supplement, dated October 21, 2005, to the Registrant’s Prospectus, dated October 3, 2005, and all of those sections are incorporated herein by reference.
          The description of the Floating Rate Non-Cumulative Preferred Stock, Series C, par value $0.01 per share and $25,000 liquidation preference per share (the “Series C Preferred Stock”) of the Registrant and the description of the Registrant’s Depositary Shares, each representing a 1/1,000th ownership interest in a share of Series C Preferred Stock, each to be registered hereunder, is contained in the sections captioned (i) “Description of Preferred Stock We May Offer” in the Registrant’s Prospectus, dated October 3, 2005, included in the Registrant’s registration statement on Form S-3 (File No. 333-128461) and (ii) “Description of Series C Preferred Stock” and “Description of Depositary Shares”, each in the Registrant’s Prospectus Supplement, dated October 21, 2005, to the Registrant’s Prospectus, dated October 3, 2005, and all of those sections are incorporated herein by reference.
          If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Securities and Exchange Commission and will be incorporated herein by reference.
Item 2. Exhibits
1.	Amended and Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 8, 2005 (No. 001-14965).

2.	Amended and Restated By-Laws of The Goldman Sachs Group, Inc., incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on September 20, 2005 (No. 001-14965).

3.	Certificate of Designations, establishing the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the 6.20%

Non-Cumulative Preferred Stock, Series B, as filed with the Secretary of State of the State of Delaware on October 28, 2005.
4.	Certificate of Designations, establishing the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Floating Rate Non-Cumulative Preferred Stock, Series C, as filed with the Secretary of State of the State of Delaware on October 28, 2005.

5.	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JPMorgan Chase Bank, N.A.

6.	Form of certificate representing the Series B Preferred Stock.

7.	Form of certificate representing the Series C Preferred Stock.

8.	Form of Depositary Receipt (included in Exhibit 5 hereto).

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
By: /s/ Kenneth L. Josselyn
Name:	Kenneth L. Josselyn
Title:	Associate General Counsel and Assistant Secretary

Dated: October 28, 2005